UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2010

Innovative Food Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-9376	20-1167761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3845 Beck Blvd., Suite 805, Naples, Florida	34114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 7, 2010, the registrant entered into an Extension Agreement with Whalehaven Capital Fund Limited (“Whalehaven”), Alpha Capital Anstalt (“Alpha”), Asher Brand, Momona Capital, and Lane Ventures, Inc., all of whom are currently holders of convertible notes issued by the registrant, certain of which are past due, and warrants issued by the registrant, certain of which are set to expire shortly.  The agreement provides for among other things , (i) the extension of notes held by such parties to be extended to at least April 15, 2011, except for two notes aggregating to $150,000 which are extended to June 15, 2010; (ii) the waiver of all currently required monthly payments of principle and interest, except with respect to one note to Alpha dated December 31, 2008 in the face amount of $200,000; (iii) the waiver of any current defaults under such notes; (iv) an acknowledgement and agreement that as of the date of such Extension Agreement, to the best knowledge of said parties, none of the notes are in default, nor are there any existing breaches pursuant to the terms of any Subscription Agreement between the parties that would cause a default under any of the notes; and (v) the extension of the expiration date of certain warrants held by such parties until April 16, 2012.  This brief description of the terms of the Extension Agreement are subject to the terms of the full agreement, a copy of which is filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

10.1	Extension Agreement effective as of April 7, 2010 between the Registrant and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Asher Brand, Momona Capital, and Lane Ventures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: April 12, 2010
By: /s/ Sam Klepfish Sam Klepfish, CEO

Exhibit Index

Exhibit	Description

10.1	Extension Agreement effective as of April 7, 2010 between the Registrant and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Asher Brand, Momona Capital, and Lane Ventures